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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2009
MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 East Front Street, Monroe, Michigan	48161
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 241-3431
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
On August 27, 2009, Monroe Bank & Trust (the “Bank”), the wholly owned commercial bank subsidiary of the Registrant, executed a purchase agreement (the “Agreement”) with D-M Investments, LLC (the “Seller”) for the purchase of a bank branch building that the Bank had previously leased from the Seller. Joseph S. Daly, a director of the Registrant and the Bank, is Manager and part owner of the Seller.
The Agreement requires the Bank to pay $892,000 to the Seller on September 1, 2009 in exchange for title to the real property located at 2517 Fort Street in Wyandotte, Michigan. The Agreement does not require proration of taxes, rents, or security deposits.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached as Exhibit 10 to this form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
The following exhibit is filed herewith:

Exhibit
Number	Exhibit Description

10	Purchase Agreement dated August 27, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: September 22, 2009	By:	/s/ H. Douglas Chaffin H. Douglas Chaffin
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

10	Purchase Agreement dated August 27, 2009.